UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2008

City Language Exchange, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-141521	20-5433090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6021 Roxton Road Halifax, Nova Scotia, Canada	B3H 1H4
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (904)_478-5065

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CITY LANGUAGE EXCHANGE, INC.

June 23, 2008

Item 5.03.  Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year.

On June 23, 2008, pursuant to prior approvals by our board of directors and stockholders owning in excess of a majority of the voting power of our outstanding shares, we filed a Certificate of Amendment of the Certificate of Incorporation. The Certificate of Amendment:

•	changed our authorized capital stock to 100 million shares of common stock, par value $.0001 per share, and 20 million shares of preferred stock, par value $.0001 per share; and

•	added a section limiting the liability of directors of our company.

Simultaneous with the filing of the Certificate of Amendment, we effected a 5-for-1 forward stock split of our outstanding shares of common stock. As a result, we currently have 35,945,000 outstanding shares of common stock.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment of the Certificate of Incorporation, which is filed as Exhibit 3.1 to this current report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description

3.1	Certificate of Amendment of the Certificate of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITY LANGUAGE EXCHANGE, INC.

Date: June 26, 2008	By:	/s/ Jonathan White
Jonathan White
President, Chief Executive Officer and Chief Financial Officer